EXHIBIT 10.1

FIRST AMENDMENT TO NON-STATUTORY STOCK OPTION AGREEMENT

PRIMAL SOLUTIONS, INC.
2006 STOCK OPTION PLAN

THIS FIRST AMENDMENT TO NON-STATUTORY STOCK OPTION AGREEMENT (the “Amended Agreement”) is effective this 19th day of June, 2008 (the “Effective Date”), between PRIMAL SOLUTIONS, INC., a Delaware corporation (the “Company”), and ______________________________, an employee of the Company or one or more of its Subsidiaries (“Optionee”).  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Primal Solutions, Inc. 2006 Stock Option Plan, as amended (the “Plan”).

WITNESSETH:

WHEREAS, the Company and Optionee entered into that certain Non-Statutory Stock Option Agreement dated as of ______ __, _____ (the “Original Agreement”), pursuant to which Optionee has an option to purchase up to ___________ shares of the Company’s Common Stock (prior to giving effect to the reverse stock split of the Company’s Common Stock currently being contemplated) pursuant to the terms and conditions of the Original Agreement; and

WHEREAS, the Company and Optionee desire to amend the Original Agreement on the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the promises and covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	MODIFICATION OF THE ORIGINAL AGREEMENT

1.1	Paragraph 3 Exercise of Option. Paragraph 3 of the Original Agreement shall be deleted in its entirety and replaced with the following:

3.           Exercise of Option.  Unless expired as provided in Paragraph 5 below, this Option may be exercised from time to time after the Date of Grant to the extent of Shares that have vested in accordance with the vesting schedule set forth below.  Optionee’s right to exercise the Option accrues only in accordance with the vesting schedule set forth below and, except as otherwise provided herein, only to the extent that Optionee remains in the continuous employ or service of the Company or a Subsidiary as specified in the Plan:

Vesting Date	Number of Shares as to which Option May Be Exercised

The Option shall not be transferable except by will or the laws of descent and distribution.  The Option may be exercised, during the lifetime of the holder, only by the holder.

1.2	Paragraph 5 Expiration of Option. Paragraph 5 of the Original Agreement shall be deleted in its entirety and replaced with the following:

5.           Expiration of Option.  The Option shall expire and become null and void upon the first to occur of the following:  (a) the expiration of three (3) months after Optionee ceases to be employed by or retained in the service of the Company or any of its Subsidiaries for any reason other than termination for cause or due to death or total disability, as specified in the Plan; (b) a period of one (1) year shall have elapsed since Optionee’s death or total disability, as specified in the Plan; (c) a period of ten (10) years shall have elapsed since the Date of Grant; or (d) Optionee’s employment or service shall have been terminated for cause.

2.	MISCELLANEOUS

2.1
No Other Amendments.  Except as expressly modified and amended hereby, the Original Agreement shall remain in full force and effect.  In the event of any conflicts between the Original Agreement and this First Amendment, the terms of this First Amendment shall control.  This First Amendment may only be modified or amended by a written agreement executed by the parties hereto with the same formalities and in the same manner as this First Amendment.

2.2
Counterparts. This First Amendment may be executed in several counterparts and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.  Facsimile signatures to this First Amendment shall be deemed to constitute original signatures, and facsimile copies hereof shall be deemed to constitute duplicate original counterparts.

2.3	Binding on Successors. This First Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

2.4
Severability. If any provision of this First Amendment is declared by a court of competent jurisdiction to be void or unenforceable, such provision shall be deemed severed from the remainder of this First Amendment and the balance of this First Amendment shall remain in effect.

2.5
Governing Instrument and Entire Agreement.  This First Amendment shall in all respects be governed by the terms and provisions of the Plan, which terms and definitions are incorporated herein by reference.  In the event of a conflict between the terms of the Original Agreement (as amended by this First Amendment) and the terms of the Plan, the terms of the Plan shall control.  There are no oral agreements between the parties relating to the subject matter hereof, and the Original Agreement (as amended by this First Amendment) and the terms of the Plan constitute the entire agreement of the parties with respect to the subject matter hereof.

2.6
Lapse of Option.  This First Amendment shall be null and void in the event Optionee shall fail to sign and return a counterpart hereof to the Company within twenty (20) days of its delivery to Optionee.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, and Optionee has signed this First Amendment to evidence his/her acceptance of the amendments made herein and of the terms hereof, all as of the date hereof.

PRIMAL SOLUTIONS, INC.
By:
Its:

Accepted and Agreed:
OPTIONEE

Sign Name

Print Name

Street Address

City, State, and Zip Code

Social Security No.